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                                                                      EXHIBIT 21

                          Subsidiaries of the Company

ASK Colorado Health Care Services, P.C.
Advance Orthotics, Inc.
Affiliated Physical Therapists, Ltd.
Artificial Limb and Brace Center
Atlantic Rehabilitation Services, Inc.
Boca Rehab Agency, Inc.
Bowman-Shelton Orthopedic Service, Incorporated
Buendel Physical Therapy, Inc.
C.O.A.S.T. Institute Physical Therapy, Inc.
CR Services Corp.
Cannon & Associates, Inc.
Cenla Physical Therapy & Rehabilitation Agency, Inc.
Center for Physical Therapy & Sports Rehabilitation, Inc.
CenterTherapy, Inc.
Certified Orthopedic Appliance Co., Inc.
Coplin Physical Therapy Associates, Inc.
Crowley Physical Therapy Clinic, Inc.
Douglas Avery & Associates, Ltd.
Douglas C. Claussen, R.P.T., Physical Therapy, Inc.
Francis Naselli, Jr. & Stewart Rich Physical Therapists, Inc.
GP Therapy, L.L.C.
Galaxy Service Corporation
Gallery Physical Therapy Center, Inc.
Georgia Physical Therapy of West Georgia, Inc.
Georgia Physical Therapy, Inc.
Greater Sacramento Physical Therapy Associates, Inc.
Gulf Breeze Physical Therapy, Inc.
Gulf Coast Hand Specialists, Inc.
Hand Therapy Associates, Inc.
Hand Therapy and Rehabilitation Associates, Inc.
Hawley Physical Therapy, Inc.
Heartland Rehabilitation, Inc.
Indianapolis Physical Therapy and Sports Medicine, Inc.
Jim All, Inc.
Kesinger Physical Therapy, Inc.
Lynn M. Carlson, Inc.
McFarlen & Associates, Inc.
MedStat, P.C.
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Michigan Therapy Centre, Inc.
Mill River Management, Inc.
Mitchell Tannebaum I, Inc.
Mitchell Tannebaum II, Inc.
Mitchell Tannenbaum III, Inc.
Monmouth Rehabilitation, Inc.
NACC, Inc.
NC (Wisconsin), S.C.
NC Cash Management, Inc.
NC Occupational Therapy, P.C.
NC Physical Therapy, P.C.
NC Resources, Inc.
National Rehab Services
New Mexico Physical Therapists, Inc.
Northside Physical Therapy, Inc.
NovaCare (Arizona), Inc.
NovaCare (Colorado), Inc.
NovaCare (Illinois), Inc.
NovaCare (Texas), Inc.
NovaCare Easton & Moran Physical Therapy, Inc.
NovaCare Management Company, Inc.
NovaCare Management Services, Inc.
NovaCare Northside Therapy, Inc.
NovaCare Orthotics & Prosthetics East, Inc.
NovaCare Orthotics & Prosthetics Holdings, Inc.
NovaCare Orthotics & Prosthetics West, Inc.
NovaCare Orthotics & Prosthetics, Inc.
NovaCare Outpatient Rehabilitation I, Inc.
NovaCare Outpatient Rehabilitation, Inc.
NovaCare Rehab Agency of Alabama, Inc.
NovaCare Rehab Agency of Florida, Inc.
NovaCare Rehab Agency of Georgia, Inc.
NovaCare Rehab Agency of Illinois, Inc.
NovaCare Rehab Agency of North Carolina, Inc.
NovaCare Rehab Agency of Northern California, Inc.
NovaCare Rehab Agency of Ohio, Inc.
NovaCare Rehab Agency of Oklahoma, Inc.
NovaCare Rehab Agency of Oregon, Inc.
NovaCare Rehab Agency of Pennsylvania, Inc.
NovaCare Rehab Agency of South Carolina, Inc.
NovaCare Rehab Agency of Southern California, Inc.
NovaCare Rehab Agency of Tennessee, Inc.
NovaCare Rehab Agency of Virginia, Inc.
NovaCare Rehab Agency of Washington, Inc.
NovaCare Rehabilitation Agency of Wisconsin, Inc.
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NovaCare Rehabilitation, Inc.
NovaCare Service Corp.
NovaCare Speech Therapy & Audiology, Inc.
NovaCare, Inc.
NovaCare, Inc. (Delaware)
OSI Midwest, Inc.
Ortho Rehab Associates, Inc.
Orthomedics - Voner of Whittier
Orthomedics - Voner
Orthopedic and Sports Physical Therapy of Cupertino, Inc. Peters, Starkey & Todrank Physical Therapy Corporation Physical Focus, Inc.
Physical Rehabilitation Partners, Inc.
Physical Therapy Institute, Inc.
Quad City Management, Inc.
Quad City Regional Spine Institute, P.C.
RCI (Colorado), Inc.
RCI (Exertec), Inc.
RCI (Illinois), Inc.
RCI (Michigan), Inc.
RCI (S.P.O.R.T.), Inc.
RCI (WRS), Inc.
RCI Nevada, Inc.
Rebound Oklahoma, Inc.
Redwood Pacific Therapies, Inc.
Rehab Managed Care of Arizona, Inc.
Rehab Provider Network - California, Inc.
Rehab Provider Network - Delaware, Inc.
Rehab Provider Network - Georgia, Inc.
Rehab Provider Network - Illinois, Inc.
Rehab Provider Network - Indiana, Inc.
Rehab Provider Network - Maryland, Inc.
Rehab Provider Network - Michigan, Inc.
Rehab Provider Network - New Jersey, Inc.
Rehab Provider Network - Ohio, Inc.
Rehab Provider Network - Oklahoma, Inc.
Rehab Provider Network - Pennsylvania, Inc.
Rehab Provider Network - Virginia, Inc.
Rehab Provider Network - Washington, D.C., Inc.
Rehab Provider Network of Colorado, Inc.
Rehab Provider Network of Florida, Inc.
Rehab Provider Network of Nevada, Inc.
Rehab Provider Network of New Mexico, Inc.
Rehab Provider Network of Texas, Inc.
Rehab Provider Network of Wisconsin, Inc.
Rehab World, Inc.
Rehab/Work Hardening Management Associates, Ltd.
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RehabClinics (Coast), Inc.
RehabClinics (New Jersey), Inc.
RehabClinics (PTA), Inc.
RehabClinics (SPT), Inc.
RehabClinics Abilene, Inc.
RehabClinics Dallas, Inc.
RehabClinics Pennsylvania, Inc.
RehabClinics, Inc.
Robert M. Bacci, R.P.T., Physical Therapy, Inc.
Robin-Aids Prosthetics, Inc.
S.T.A.R.T., Inc.
SG Rehabilitation Agency, Inc.
SG Speech Associates, Inc.
Southwest Medical Supply Company, Inc.
Southwest Physical Therapy, Inc.
Southwest Therapists, Inc.
Sporthopedics Sports and Physical Therapy Centers, Inc.
Sports Therapy and Arthritis Rehabilitation, Inc.
Sprint Physical Therapy, P.C.
Star Physical Therapy, Inc.
Start to Finish Therapy, P.C.
Stephenson-Holtz, Inc.
T.J. Partnership I
TJ Corporation I, L.L.C.
The Center for Physical Therapy and Rehabilitation, Inc. Theodore Dashnaw Physical Therapy, Inc.
Therex, P.C.
Union Square Center for Rehabilitation & Sports Medicine, Inc. Vanguard Rehabilitation, Inc.
Wayzata Physical Therapy Center, Inc.
West Suburban Health Partners, Inc.
Western Rehab Services, Inc.
WorkCare, L.L.C.
Workers Rehabilitation Services, Inc.